UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2016 (April 8, 2016)

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564462
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608
Austin, Texas 78746
 (Address of principal executive offices)

(512) 347-7300
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 8, 2016, the Board of Directors of Victory Energy Corporation (the “Company”) appointed Mr. Jeff Marlowe as Interim Chief Financial Officer of the Company. Mr. Marlowe will be replacing Mr. Fred J. Smith, Jr., who has tendered his resignation as Chief Financial Officer effective April 15, 2016.  Mr. Marlowe has assumed the duties of this position effective immediately and will be located at Company headquarters in Austin, Texas.
Mr. Marlowe, 41, has held a variety of increasingly responsible senior financial management positions in oil and gas, real estate development and investment management with companies including Forestar Group, Inc., Davis Petroleum Corp. and Kayne Anderson Fund Advisors, LLC. From April 2013 to April 2016, he was Director of General Accounting of Forestar Group, Inc. (NYSE: FOR). From January 2013 to April 2013, Mr. Marlowe was Vice President and Controller of Davis Petroleum Corp. From July 2009 to January 2013, he was Corporate Controller of Davis Petroleum Corp. Prior to that, he worked in the Global Energy Practice of PwC, LLP as an Audit Manager in both the Houston and London, UK offices. He earned a Bachelor of Business Administration in Accounting and Finance from Texas A&M University and is a Certified Public Accountant (CPA, State of Texas).  He is uniquely qualified to support the needs of the Company as it executes its growth through acquisitions strategy.
In connection with the appointment of Mr. Marlowe, on April 8, 2016, the Company entered into a consulting agreement with Bridgepoint Consulting LLC (“Bridgepoint”), the employer of Mr. Marlowe. Pursuant to the agreement, Bridgepoint will receive compensation of $190 per hour. A deposit of $30,000 will also be provided to serve as a retainer and replenished at least monthly. Bridgepoint will only bill for actual hours incurred and no minimum hours are required. Travel hours will be billed at half the contracted rate. Bridgepoint is an independent contractor. The agreement may be terminated by either Bridgepoint or the Company upon two weeks’ notice. It is subject to a one-year non-solicitation agreement pursuant to which the Company agreed not to employ any employee (including Mr. Marlowe) for the term of the agreement and the following 12 months without the consent of Bridgepoint.
There is no family relationship that exists between Mr. Marlowe and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Mr. Marlowe and any other persons pursuant to which he was selected as a director or an officer of the Company and there are no transactions between the Company and Mr. Marlowe that would require disclosure under Item 404(a) of Regulation S-K.
Item 8.01. Other Events
On April 11, 2016, the Company issued a press release announcing the appointment of Mr. Marlowe as Interim Chief Financial Officer. The Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor Statement

Statements contained in the exhibit to this report that state the Company's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press release dated April 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

Dated: April 11, 2016	By:	/s/ Kenneth Hill
Kenneth Hill
Chief Executive Officer